EXHIBIT 10.7

                                 [WAIVER LETTER]


February 13, 1998


Industrial Rubber Applicators, Inc.
Attn: Jim Skalski
PO Box 782
Hibbing, MN 55746

RE:         Restated Term Loan & Credit Agreement Dated 11/20/97

Dear Jim:

It is our understanding that IRA, Inc. is considering placing it's stock for an initial public offering. With regard t this possibility, the bank is willing to waive Other Covenants 8.3 d, 8.3 e, and 8.3 l. This waiver is given with the understanding that Daniel O. Burkes must retain a majority ownership in the Company.

If you have any questions, please contact me at 218-262-4501.

Sincerely,


Timothy J. Gargano
Vice President